Exhibit 99.B(14)(b)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 27, 2024, with respect to the financial statements of the Liquid Alternative Fund, a series of the SEI Institutional Managed Trust, as of September 30, 2024, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and Information Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
June 25, 2025